Exhibit 99.3 FIRST QUARTER 2026 FINANCIAL SUPPLEMENT

ALLY FINANCIAL INC. FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This document and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This document and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. In particular, forward-looking statements about Ally’s outlook, including expectations regarding net interest margin, adjusted other revenue, net-charge offs, non-interest expenses and average earning assets, and other forward-looking statements are based on our current expectations and are subject to various important factors that could cause actual results to differ materially, including general economic conditions, expectations regarding interest rates and inflation, monetary and fiscal policies in the United States and other jurisdictions, the composition of our balance sheet, including with respect to our loan and securities portfolios, the impact of our strategic initiatives, including recent initiatives involving our Credit Card and Mortgage operations, demand for new and used vehicles, new and used vehicle values and the impact of escalating tariffs and other trade policies on us, our customers and our strategic partners, and the economic impacts, volatility and uncertainty resulting therefrom. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described above and in our Annual Report on Form 10-K for the year ended December 31, 2025, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This document and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. This presentation also includes forward-looking non-GAAP financial measures, such as outlooks for Net Interest Margin (ex. OID), Adjusted Other Revenue and Adjusted Noninterest Expense. We are unable to provide a reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the inherent difficulty in forecasting and quantifying the occurrence and financial impact of various items that have not yet occurred, are out of our control or cannot be reasonably predicted. Forward-looking non-GAAP financial measures may vary materially from the corresponding GAAP financial measures. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 2

ALLY FINANCIAL INC. TABLE OF CONTENTS Page(s) Consolidated Results Consolidated Financial Highlights 4 Consolidated Income Statement 5 Consolidated Period-End Balance Sheet 6 Consolidated Average Balance Sheet 7 Segment Detail Segment Highlights 8 Automotive Finance 9-10 Insurance 11 Corporate Finance 12 Corporate and Other 13 Credit Related Information 14-15 Supplemental Detail Capital 16 Liquidity and Deposits 17 Net Interest Margin 18 Earnings Per Share Related Information 19 Adjusted Tangible Book Per Share Related Information 20 Core ROTCE Related Information 21 Adjusted Efficiency Ratio Related Information 22 3

ALLY FINANCIAL INC. CONSOLIDATED FINANCIAL HIGHLIGHTS ($ in millions, shares in thousands) QUARTERLY TRENDS CHANGE VS. Selected Income Statement Data 1Q 26 4Q 25 3Q 25 2Q 25 1Q 25 4Q 25 1Q 25 Net financing revenue $ 1,589 $ 1,598 $ 1,584 $ 1,516 $ 1,478 $ (9) $ 111 (1) Core OID 18 17 17 16 16 1 3 (1) Net financing revenue (excluding Core OID) 1,607 1,615 1,601 1,532 1,494 (8) 114 Other revenue 513 525 584 566 63 (12) 450 (2) Repositioning 0 27 — — 495 (26) (495) (2) Change in fair value of equity securities 59 (2) (27) (35) 13 60 46 (1) Adjusted other revenue 572 550 557 531 571 22 1 Provision for credit losses 467 487 415 384 191 (20) 276 (2) Repositioning 7 (1) — — 306 8 (299) (1) Adjusted provision for credit losses 474 486 415 384 497 (12) (23) (3) Total noninterest expense 1,235 1,250 1,240 1,262 1,634 (15) (399) (2) Repositioning — (31) — — (314) 31 314 (1) Noninterest expense (ex. repositioning) 1,235 1,219 1,240 1,262 1,320 16 (85) Pre-tax income (loss) from continuing operations 400 386 513 436 (284) 14 684 Income tax expense (benefit) 81 59 115 84 (59) 22 140 Net Income (Loss) 319 327 398 352 (225) (8) 544 Preferred Dividends 28 27 27 28 28 1 — Net income (loss) attributable to common shareholders $ 291 $ 300 $ 371 $ 324 $ (253) $ (9) $ 544 Selected Balance Sheet Data (Period-End) Total assets $ 197,269 $ 196,002 $ 191,711 $ 189,473 $ 193,331 $ 1,267 $ 3,938 Consumer loans 101,973 101,140 101,247 100,953 100,831 833 1,142 Commercial loans 37,917 36,314 33,320 32,276 32,654 1,603 5,263 Allowance for loan losses (3,540) (3,490) (3,460) (3,416) (3,398) (50) (142) Deposits 153,152 151,649 148,410 147,866 151,428 1,503 1,724 Total equity 15,609 15,498 15,117 14,547 14,232 111 1,377 Common Share Count (4) Weighted average basic 310,992 310,792 310,342 309,895 309,006 200 1,985 (4) Weighted average diluted 313,219 314,264 313,823 312,434 309,006 (1,045) 4,213 Issued shares outstanding (period-end) 307,408 308,493 307,828 307,787 307,152 (1,085) 255 Per Common Share Data (4) Earnings per share (basic) $ 0.94 $ 0.97 $ 1.19 $ 1.05 $ (0.82) $ (0.03) $ 1.75 (4) Earnings per share (diluted) 0.93 0.95 1.18 1.04 (0.82) (0.03) 1.75 (1) Adjusted earnings per share 1.11 1.09 1.15 0.99 0.58 0.02 0.52 Book value per share 43.22 42.70 41.56 39.71 38.77 0.51 4.45 Tangible book value per share 42.61 42.10 40.95 39.10 37.81 0.51 4.80 (1) Adjusted tangible book value per share 40.93 40.38 39.19 37.30 35.95 0.55 4.98 Select Financial Ratios Net interest margin 3.48% 3 .48% 3 .51% 3.41% 3 .31% (1) Net interest margin (ex. Core OID) 3 .52% 3 .51% 3.55% 3 .45% 3.35% Cost of funds 3 .60% 3.69% 3.80% 3 .88% 4 .05% (1) Cost of funds (ex. Core OID) 3.55% 3.63% 3 .74% 3.82% 3.99 % Efficiency Ratio 5 8.8% 5 8.9% 5 7.2% 60.6% 106.0% (1) Adjusted efficiency ratio 5 0.8% 5 0.8% 50.0% 5 0.9% 5 6.0 % Return on average assets 0 .6% 0.6% 0.8% 0.7% (0.5) % Return on average total equity 7 .5% 7.8% 1 0.0% 9.0% (7.2)% Return on average tangible common equity 8 .9% 9.4% 12.0% 11.0% (9.0)% (1) Core ROTCE 11.1% 1 1.1% 1 2.3% 1 1.0% 6.7 % Capital Ratios Common Equity Tier 1 (CET1) capital ratio 1 0.1% 1 0.2% 1 0.1% 9.9% 9.5 % Tier 1 capital ratio 1 1.5% 11.7% 1 1.6% 1 1.4% 11.0 % Total capital ratio 1 3.4% 13.6% 1 3.4% 1 3.2% 1 2.8 % Tier 1 leverage ratio 9.2% 9 .2% 9.2% 9.1% 8.7% (1) Represents a non-GAAP financial measure. For more details refer to pages 19-24. (2) For more details refer to pages 23-24. (3) Including but not limited to employee related expenses, commissions and provision for losses and loss adjustment expense related to the insurance business, information technology expenses, servicing expenses, facilities expenses, marketing expenses, and other professional and legal expenses. (4) Due to the antidilutive effect of the net loss attributable to common shareholders for the first quarter 2025, basic weighted average common shares outstanding were used to calculate diluted earnings per share. Note: Numbers may not foot due to rounding. 4

ALLY FINANCIAL INC.
CONSOLIDATED INCOME STATEMENT

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
	1Q 26	4Q 25	3Q 25	2Q 25	1Q 25	4Q 25	1Q 25
Financing revenue and other interest income							
Interest and fees on finance receivables and loans	$ 2,658	$ 2,690	$ 2,674	$ 2,624	$ 2,709	$ (32)	$ (51)
Interest on loans held-for-sale	9	7	6	6	5	2	4
Total interest and dividends on investment securities	223	234	241	239	221	(11)	2
Interest-bearing cash	81	88	92	95	98	(7)	(17)
Other earning assets	11	10	9	9	9	1	2
Operating leases	392	387	365	352	351	5	41
Total financing revenue and other interest income	3,374	3,416	3,387	3,325	3,393	(42)	(19)
Interest expense							
Interest on deposits	1,233	1,268	1,302	1,329	1,403	(35)	(170)
Interest on short-term borrowings	19	18	11	5	1	1	18
Interest on long-term debt	265	274	265	258	271	(9)	(6)
Interest on other	—	2	—	1	—	(2)	—
Total interest expense	1,517	1,562	1,578	1,593	1,675	(45)	(158)
Depreciation expense on operating lease assets	268	256	225	216	240	12	28
Net financing revenue	**$ 1,589**	**$ 1,598**	**$ 1,584**	**$ 1,516**	**$ 1,478**	**$ (9)**	**$ 111**
Other revenue							
Insurance premiums and service revenue earned	360	366	361	359	364	(6)	(4)
Gain / (loss) on mortgage and automotive loans, net	(3)	(29)	(3)	(4)	1	26	(4)
Other gain / (loss) on investments, net	(21)	21	56	61	(499)	(42)	478
Other income, net of losses	177	167	170	150	197	10	(20)
Total other revenue	**513**	**525**	**584**	**566**	**63**	**(12)**	**450**
Total net revenue	**2,102**	**2,123**	**2,168**	**2,082**	**1,541**	**(21)**	**561**
Provision for loan losses	**467**	**487**	**415**	**384**	**191**	**(20)**	**276**
Noninterest expense							
Compensation and benefits expense	491	475	447	430	505	16	(14)
Insurance losses and loss adjustment expenses	121	111	141	203	161	10	(40)
Goodwill impairment	—	—	—	—	305	—	(305)
Other operating expenses	623	664	652	629	663	(41)	(40)
Total noninterest expense	1,235	1,250	1,240	1,262	1,634	(15)	(399)
Pre-tax income (loss) from continuing operations	**$ 400**	**$ 386**	**$ 513**	**$ 436**	**$ (284)**	**$ 14**	**$ 684**
Income tax (benefit) / expense from continuing operations	81	59	115	84	(59)	22	140
Net income (loss) from continuing operations	**319**	**327**	**398**	**352**	**(225)**	**(8)**	**544**
Loss from discontinued operations, net of tax	—	—	—	—	—	—	—
Net income (loss)	**$ 319**	**$ 327**	**$ 398**	**$ 352**	**$ (225)**	**$ (8)**	**$ 544**
Preferred Dividends	28	27	27	28	28	1	—
Net income (loss) available to common shareholders	**$ 291**	**$ 300**	**$ 371**	**$ 324**	**$ (253)**	**$ (9)**	**$ 544**
Core pre-tax income walk							
Net financing revenue	$ 1,589	$ 1,598	$ 1,584	$ 1,516	$ 1,478	$ (9)	$ 111
Other revenue	513	525	584	566	63	(12)	450
Provision for credit losses	467	487	415	384	191	(20)	276
Total noninterest expense	1,235	1,250	1,240	1,262	1,634	(15)	(399)
Pre-tax income (loss) from continuing operations	**$ 400**	**$ 386**	**$ 513**	**$ 436**	**$ (284)**	**$ 14**	**$ 684**
Core OID [1]	18	17	17	16	16	1	3
Change in the fair value of equity securities [2]	59	(2)	(27)	(35)	13	60	46
Repositioning [2]	(7)	59	—	—	503	(66)	(510)
Core pre-tax income [1]	**$ 470**	**$ 461**	**$ 502**	**$ 418**	**$ 247**	**$ 9**	**$ 223**

(1) Represents a non-GAAP financial measure. For more details refer to pages 19-24.
(2) For more details refer to pages 23-24.
Note: Numbers may not foot due to rounding.

5

ALLY FINANCIAL INC.
CONSOLIDATED PERIOD-END BALANCE SHEET

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Assets	1Q 26	4Q 25	3Q 25	2Q 25	1Q 25	4Q 25	1Q 25
Cash and cash equivalents							
Noninterest-bearing	$ 380	$ 405	$ 429	$ 530	$ 543	$ (25)	$ (163)
Interest-bearing	9,138	9,625	9,817	10,062	9,866	(487)	(728)
Total cash and cash equivalents	9,518	10,030	10,246	10,592	10,409	(512)	(891)
Investment securities [1]	28,238	28,220	27,982	27,896	27,956	18	282
Loans held-for-sale, net	337	549	179	185	209	(212)	128
Finance receivables and loans, net	139,890	137,454	134,567	133,229	133,485	2,436	6,405
Allowance for loan losses	(3,540)	(3,490)	(3,460)	(3,416)	(3,398)	(50)	(142)
Total finance receivables and loans, net	136,350	133,964	131,107	129,813	130,087	2,386	6,263
Investment in operating leases, net	8,699	8,772	8,599	7,992	7,879	(73)	820
Premiums receivable and other insurance assets	2,817	2,844	2,903	2,893	2,806	(27)	11
Other assets	11,310	11,623	10,695	10,102	11,545	(313)	(235)
Assets of operations held-for-sale [2]	—	—	—	—	2,440	—	(2,440)
Total assets	**$ 197,269**	**$ 196,002**	**$ 191,711**	**$ 189,473**	**$ 193,331**	**$ 1,267**	**$ 3,938**
Liabilities							
Deposit liabilities							
Noninterest-bearing	$ 137	$ 125	$ 174	$ 155	$ 133	$ 12	$ 4
Interest-bearing	153,015	151,524	148,236	147,711	151,295	1,491	1,720
Total deposit liabilities	153,152	151,649	148,410	147,866	151,428	1,503	1,724
Short-term borrowings	4,126	4,695	3,879	3,856	3,339	(569)	787
Long-term debt	17,349	17,070	16,749	15,876	16,465	279	884
Interest payable	852	729	1,097	912	954	123	(102)
Unearned insurance premiums and service revenue	3,665	3,656	3,648	3,627	3,563	9	102
Accrued expense and other liabilities	2,516	2,705	2,811	2,789	3,315	(189)	(799)
Liabilities of operations held-for-sale	—	—	—	—	35	—	(35)
Total liabilities	**$ 181,660**	**$ 180,504**	**$ 176,594**	**$ 174,926**	**$ 179,099**	**$ 1,156**	**$ 2,561**
Equity							
Common stock and paid-in capital [3]	$ 15,231	$ 15,327	$ 15,310	$ 15,291	$ 15,248	$ (96)	$ (17)
Preferred stock	2,324	2,324	2,324	2,324	2,324	—	—
Retained earnings (accumulated deficit)	827	633	427	151	(78)	194	905
Accumulated other comprehensive loss	(2,773)	(2,786)	(2,944)	(3,219)	(3,262)	13	489
Total equity	15,609	15,498	15,117	14,547	14,232	111	1,377
Total liabilities and equity	**$ 197,269**	**$ 196,002**	**$ 191,711**	**$ 189,473**	**$ 193,331**	**$ 1,267**	**$ 3,938**

(1) Includes Held-to-maturity securities.
(2) Credit Card moved to Assets of Operations Held-For-Sale (HFS) on 03/31/25. Sale of Credit Card closed on 04/01/25.
(3) Includes Treasury stock.
Note: Numbers may not foot due to rounding.

6

ALLY FINANCIAL INC.

CONSOLIDATED AVERAGE BALANCE SHEET (1)

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Assets	1Q 26	4Q 25	3Q 25	2Q 25	1Q 25	4Q 25	1Q 25
Interest-bearing cash and cash equivalents	$ 9,100	$ 8,983	$ 8,465	$ 8,888	$ 9,345	$ 117	$ (245)
Investment securities and other earning assets	28,954	28,846	28,450	28,359	28,435	108	519
Loans held-for-sale, net	415	181	141	135	166	234	249
Total finance receivables and loans, net (2) (5)	137,797	135,674	133,419	132,762	135,178	2,123	2,619
Investment in operating leases, net	8,805	8,753	8,255	7,919	7,955	52	850
Total interest earning assets	185,071	182,437	178,730	178,063	181,079	2,634	3,992
Noninterest-bearing cash and cash equivalents	286	266	251	874	279	20	7
Other assets	11,510	11,654	11,699	11,367	12,078	(144)	(568)
Allowance for loan losses	(3,501)	(3,460)	(3,437)	(3,397)	(3,708)	(41)	207
Total assets	**$ 193,366**	**$ 190,897**	**$ 187,243**	**$ 186,907**	**$ 189,728**	**$ 2,469**	**$ 3,638**
Liabilities							
Interest-bearing deposit liabilities							
Retail deposit liabilities	$ 144,106	$ 141,750	$ 142,364	$ 143,492	$ 143,914	$ 2,356	$ 192
Other interest-bearing deposit liabilities (3)	7,616	7,123	5,127	4,806	6,581	493	1,035
Total Interest-bearing deposit liabilities	151,722	148,873	147,491	148,298	150,495	2,849	1,227
Short-term borrowings	1,941	1,794	897	475	124	147	1,817
Long-term debt (4)	17,049	17,249	16,375	16,129	17,245	(200)	(196)
Total interest-bearing liabilities (4)	170,712	167,916	164,763	164,902	167,864	2,796	2,848
Noninterest-bearing deposit liabilities	145	155	169	146	145	(10)	—
Other liabilities	6,727	7,320	7,362	7,463	7,529	(593)	(802)
Total liabilities	**$ 177,584**	**$ 175,391**	**$ 172,294**	**$ 172,511**	**$ 175,538**	**$ 2,193**	**$ 2,046**
Equity							
Total equity	$ 15,782	$ 15,506	$ 14,949	$ 14,396	$ 14,190	$ 276	$ 1,592
Total liabilities and equity	**$ 193,366**	**$ 190,897**	**$ 187,243**	**$ 186,907**	**$ 189,728**	**$ 2,469**	**$ 3,638**

(1) Average balances are calculated using a combination of monthly and daily average methodologies.
(2) Nonperforming finance receivables and loans are included in the average balances net of unearned income, unamortized premiums and discounts, and deferred fees and costs.
(3) Includes brokered (inclusive of sweep deposits) and other deposits.
(4) Includes average Core OID balance of $661 million in 1Q26, $679 million in 4Q25, $696 million in 3Q25, $713 million in 2Q25, and $729 million in 1Q25.
(5) Includes the effects of finance receivables and loans, net that were transferred to loans held-for-sale, net and subsequently transferred to assets of operations held-for-sale as of 03/31/25. The sale of card closed 04/01/25.
Note: Numbers may not foot due to rounding.

7

ALLY FINANCIAL INC. SEGMENT HIGHLIGHTS QUARTERLY TRENDS CHANGE VS. ($ in millions) Pre-tax Income / (Loss) 1Q 26 4Q 25 3Q 25 2Q 25 1Q 25 4Q 25 1Q 25 Automotive Finance $ 336 $ 372 $ 421 $ 472 $ 375 $ (36) $ (39) Insurance 28 91 79 28 2 (63) 26 Dealer Financial Services 364 463 500 500 377 (99) (13) Corporate Finance 94 98 95 96 76 (4) 18 (1) Corporate and Other (58) (175) (82) (160) (737) 117 679 Pre-tax income (loss) from continuing operations $ 400 $ 386 $ 513 $ 436 $ (284) $ 14 $ 684 (2) (3) Core OID 18 17 17 16 16 1 3 (4) Change in the fair value of equity securities 59 (2) (27) (35) 13 60 46 (4) Repositioning and other (7) 59 — — 503 (66) (510) (3) Core pre-tax income $ 470 $ 461 $ 502 $ 418 $ 247 $ 9 $ 223 (1) Corporate and Other includes the impact of centralized asset and liability management, corporate overhead allocation activities, consumer mortgage portfolio, Ally Invest activity, and the credit card portfolio. The sale of Credit Card closed on 04/01/25. (2) Core OID for all periods shown are applied to the pre-tax income of the Corporate and Other segment. (3) Represents a non-GAAP measure. For more details refer to pages 19-24. (4) For more details refer to pages 23-24. Note: Numbers may not foot due to rounding. 8

ALLY FINANCIAL INC.
AUTOMOTIVE FINANCE – CONDENSED FINANCIAL STATEMENTS

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Income Statement	**1Q 26**	**4Q 25**	**3Q 25**	**2Q 25**	**1Q 25**	**4Q 25**	**1Q 25**
Net financing revenue							
Consumer	$ 1,960	$ 1,980	$ 1,961	$ 1,918	$ 1,878	$ (20)	$ 82
Commercial	332	341	338	329	341	(9)	(9)
Loans held-for-sale	3	3	2	4	1	—	2
Operating leases	392	387	365	352	351	5	41
Total financing revenue and other interest income	2,687	2,711	2,666	2,603	2,571	(24)	116
Interest expense	1,128	1,145	1,128	1,093	1,065	(17)	63
Depreciation expense on operating lease assets:							
Depreciation expense on operating lease assets (ex. remarketing)	258	246	227	216	221	12	37
Remarketing (gains) loss, net of repo valuation	10	11	(1)	—	19	0	(9)
Total depreciation expense on operating lease assets	268	256	225	216	240	12	28
Net financing revenue	1,291	1,310	1,313	1,294	1,266	(19)	25
Other revenue							
Total other revenue	105	99	96	97	97	6	8
Total net revenue	1,396	1,409	1,409	1,391	1,363	(13)	33
Provision for credit losses	468	478	410	387	434	(10)	34
Noninterest expense							
Compensation and benefits	191	172	172	166	183	19	8
Other operating expenses	401	387	406	366	371	14	30
Total noninterest expense	592	559	578	532	554	33	38
Pre-tax income	**$ 336**	**$ 372**	**$ 421**	**$ 472**	**$ 375**	**$ (36)**	**$ (39)**
Memo: Net lease revenue							
Operating lease revenue	$ 392	$ 387	$ 365	$ 352	$ 351	$ 5	$ 41
Depreciation expense on operating lease assets (ex. remarketing)	258	246	227	216	221	12	37
Remarketing (gains) loss, net of repo valuation	10	11	(1)	—	19	0	(9)
Total depreciation expense on operating lease assets	268	256	225	216	240	12	28
Net lease revenue	**$ 124**	**$ 131**	**$ 140**	**$ 136**	**$ 111**	**$ (7)**	**$ 13**
Balance Sheet (Period-End)							
Loans held-for-sale, net	$ 27	$ 12	$ 15	$ 15	$ 13	$ 15	$ 14
Consumer loans	86,685	85,561	84,994	84,371	83,887	1,124	2,798
Commercial loans	23,938	23,143	21,784	21,066	21,547	795	2,391
Allowance for loan losses	(3,300)	(3,256)	(3,233)	(3,221)	(3,200)	(44)	(100)
Total finance receivables and loans, net	107,323	105,448	103,545	102,216	102,234	1,875	5,089
Investment in operating leases, net	8,699	8,772	8,599	7,992	7,879	(73)	820
Other assets	1,563	1,521	1,567	1,486	1,546	42	17
Total assets	**$ 117,612**	**$ 115,753**	**$ 113,726**	**$ 111,709**	**$ 111,672**	**$ 1,859**	**$ 5,940**

Note: Numbers may not foot due to rounding.

9

ALLY FINANCIAL INC. AUTOMOTIVE FINANCE - KEY STATISTICS QUARTERLY TRENDS CHANGE VS. 1Q 26 4Q 25 3Q 25 2Q 25 1Q 25 4Q 25 1Q 25 (1) U.S. Consumer Originations ($ in billions) Retail standard - new vehicle GM $ 1.2 $ 1.3 $ 1.2 $ 1.1 $ 1.1 $ (0.1) $ 0.1 Retail standard - new vehicle Stellantis 0.6 0.6 0.6 0.6 0.6 0.0 0.0 Retail standard - new vehicle Other 1.4 1.3 1.3 1.4 1.2 0.1 0.2 Used vehicle 7.5 6.7 7.0 6.7 6.4 0.8 1.2 Lease 0.7 0.9 1.5 1.1 0.9 (0.2) (0.2) Total originations $ 11.5 $ 10.8 $ 11.7 $ 11.0 $ 10.2 $ 0.7 $ 1.3 U.S. Consumer Originations - FICO Score Super prime (760-999) $ 3.0 $ 2.9 $ 3.3 $ 3.2 $ 3.0 $ 0.1 $ (0.1) High prime (720-759) 1.5 1.5 1.7 1.6 1.5 0.1 0.1 Prime (660-719) 2.9 2.7 3.1 2.9 2.7 0.2 0.2 Prime/Near (620-659) 2.0 1.8 1.9 1.8 1.6 0.1 0.3 Non-Prime (540-619) 1.1 1.0 0.9 0.8 0.7 0.2 0.5 Sub-Prime (0-539) 0.2 0.2 0.2 0.1 0.1 0.0 0.2 No FICO (Primarily CSG) 0.8 0.8 0.7 0.6 0.6 0.0 0.2 Total originations $ 11.5 $ 10.8 $ 11.7 $ 11.0 $ 10.2 $ 0.7 $ 1.3 U.S. Consumer Retail Originations - Average FICO New vehicle 725 726 725 726 728 (2) (3) Used vehicle 696 697 702 703 708 (1) (13) Total retail originations 703 706 708 710 714 (2) (11) U.S. Market New light vehicle sales (SAAR - units in millions) 15.6 15.7 16.6 16.2 16.4 (0.1) (0.8) New light vehicle sales (quarterly - units in millions) 3.7 4.0 4.1 4.2 3.9 (0.3) (0.2) Dealer Engagement (2) Total Active DFS Dealers 21,403 21,370 21,548 21,687 21,665 33 (262) Total Application Volume (000s) 4,412 3,811 3,992 3,877 3,805 602 607 Ally U.S. Commercial Outstandings EOP ($ in billions) Floorplan outstandings $ 16.1 $ 15.9 $ 15.4 $ 14.7 $ 15.1 $ 0.1 $ 0.9 Dealer loans and other 7.9 7.2 6.4 6.4 6.4 0.7 1.5 Total Commercial outstandings $ 23.9 $ 23.1 $ 21.8 $ 21.1 $ 21.5 $ 0.8 $ 2.4 U.S. Off-Lease Remarketing Off-lease vehicles terminated - on-balance sheet (# in units) 15,162 16,525 21,608 26,302 21,943 (1,363) (6,781) Average gain (loss) per vehicle $ (663) $ (635) $ 53 $ 14 $ (863) $ (27) $ 200 Total gain (loss) ($ in millions) $ (10) $ (11) $ 1 $ — $ (19) $ 0 $ 9 (1) Some standard rate loan originations contain manufacturer sponsored cash back rebate incentives. Some lease originations contain rate subvention. While Ally may jointly develop marketing programs for these originations, Ally does not have exclusive rights to such originations under operating agreements with manufacturers. (2) A dealer is considered to have an active relationship with us if we provided automotive financing, remarketing, or insurance services during the three months ended March 31, 2026. Note: Numbers may not foot due to rounding. 10

ALLY FINANCIAL INC. INSURANCE - CONDENSED FINANCIAL STATEMENTS AND KEY STATISTICS ($ in millions) QUARTERLY TRENDS CHANGE VS. Income Statement (GAAP View) 1Q 26 4Q 25 3Q 25 2Q 25 1Q 25 4Q 25 1Q 25 Net financing revenue (1) Total interest and fees on finance receivables and loans $ 6 $ 5 $ 5 $ 4 $ 5 $ 1 $ 1 Interest and dividends on investment securities 38 40 39 36 34 (2) 4 Interest bearing cash 5 5 5 5 5 — — Total financing revenue and other interest revenue 49 50 49 45 44 (1) 5 Interest expense 13 14 16 15 14 (1) (1) Net financing revenue 36 36 33 30 30 — 6 Other revenue Insurance premiums and service revenue earned 360 366 361 359 364 (6) (4) Other gain / (loss) on investments, net (21) 21 56 59 (4) (42) (17) Other income, net of losses 3 3 3 4 4 — (1) Total other revenue 342 390 420 422 364 (48) (22) Total net revenue 378 426 453 452 394 (48) (16) Noninterest expense Compensation and benefits expense 32 28 29 26 30 4 2 Insurance losses and loss adjustment expenses 121 111 141 203 161 10 (40) Other operating expenses 197 196 204 195 201 1 (4) Total noninterest expense 350 335 374 424 392 15 (42) Pre-tax income (loss) $ 28 $ 91 $ 79 $ 28 $ 2 $ (63) $ 26 Memo: Income Statement (Managerial View) Insurance premiums and other income Insurance premiums and service revenue earned $ 360 $ 366 $ 361 $ 359 $ 364 $ (6) $ (4) (2) Investment income and other (adjusted) 74 55 62 59 41 18 33 Other income 3 3 3 4 4 — (1) Total insurance premiums and other income 437 424 426 422 409 12 28 Expense Insurance losses and loss adjustment expenses 121 111 141 203 161 10 (40) Acquisition and underwriting expenses Compensation and benefit expense 32 28 29 26 30 4 2 Insurance commission expense 152 155 158 155 162 (3) (10) Other expense 45 41 46 40 39 4 6 Total acquisition and underwriting expense 229 224 233 221 231 5 (2) Total expense 350 335 374 424 392 15 (42) (2) Core pre-tax (loss) / income 87 89 52 (2) 17 (3) 70 (3) Change in the fair value of equity securities (59) 2 27 30 (15) (60) (44) Income (loss) before income tax expense $ 28 $ 91 $ 79 $ 28 $ 2 $ (63) $ 26 Balance Sheet (Period-End) Cash and investment securities $ 5,778 $ 5,841 $ 5,845 $ 5,728 $ 5,527 $ (63) $ 251 (1) Intercompany loans 854 807 696 687 804 47 50 Premiums receivable and other insurance assets 2,836 2,863 2,921 2,910 2,824 (27) 12 Other assets 420 420 386 380 334 — 86 Total assets $ 9,888 $ 9,931 $ 9,848 $ 9,705 $ 9,489 $ (43) $ 399 Key Statistics (4) Total written premiums and revenue $ 389 $ 384 $ 385 $ 349 $ 385 $ 5 $ 4 (5) Loss ratio 33.2% 30.0% 38.7% 56.0% 4 3.7% (6) Underwriting expense ratio 6 3.0% 6 0.7% 6 3.9% 61.1% 6 2.8 % Combined ratio 96.2% 9 0.7% 1 02.6% 117.1% 106.5% (1) Intercompany activity represents excess liquidity placed with corporate segment. (2) Represents a non-GAAP financial measure. For more details refer to pages 19-24. (3) For more details refer to pages 23-24. (4) Written premiums are net of ceded premium for reinsurance. (5) Loss ratio is calculated as Insurance losses and loss adjustment expenses divided by Insurance premiums and service revenue earned and Other Income, net of losses. (6) Underwriting expense ratio is calculated as Compensation and benefits expense and Other operating expenses divided by Insurance premiums and service revenue earned and Other income, net of losses. Note: Numbers may not foot due to rounding. 11

ALLY FINANCIAL INC.
CORPORATE FINANCE – CONDENSED FINANCIAL STATEMENTS

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Income Statement	1Q 26	4Q 25	3Q 25	2Q 25	1Q 25	4Q 25	1Q 25
Net financing revenue							
Total financing revenue and other interest income	$ 243	$ 240	$ 238	$ 233	$ 221	$ 3	$ 22
Interest expense	130	129	127	125	117	1	13
Net financing revenue	113	111	111	108	104	2	9
Total other revenue	35	31	25	19	29	4	6
Total net revenue	148	142	136	127	133	6	15
Provision for loan losses	8	11	8	(2)	14	(3)	(6)
Noninterest expense							
Compensation and benefits expense	26	19	19	19	25	7	1
Other operating expense	20	14	14	14	18	6	2
Total noninterest expense	46	33	33	33	43	13	3
Pre-tax income	**$ 94**	**$ 98**	**$ 95**	**$ 96**	**$ 76**	**$ (4)**	**$ 18**
Change in the fair value of equity securities (1)	—	—	—	—	—	—	—
Core pre-tax income (2)	$ 94	$ 98	$ 95	$ 96	$ 76	$ (4)	$ 18
Balance Sheet (Period-End)							
Equity securities	$ 2	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1
Loans held for sale, net	121	87	78	68	144	34	(23)
Commercial loans	13,714	12,930	11,289	10,968	10,857	784	2,857
Allowance for loan losses	(226)	(219)	(207)	(175)	(177)	(7)	(49)
Total finance receivables and loans, net	13,488	12,711	11,082	10,793	10,680	777	2,808
Other assets	192	190	182	178	177	2	15
Total assets	**$ 13,803**	**$ 12,989**	**$ 11,343**	**$ 11,040**	**$ 11,002**	**$ 814**	**$ 2,801**

(1) For more details refer to pages 23-24.
(2) Represents a non-GAAP financial measure. For more details refer to pages 19-24.
Note: Numbers may not foot due to rounding.

12

ALLY FINANCIAL INC.
CORPORATE AND OTHER – CONDENSED FINANCIAL STATEMENTS

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Income Statement	**1Q 26**	**4Q 25**	**3Q 25**	**2Q 25**	**1Q 25**	**4Q 25**	**1Q 25**
Net financing revenue							
Total financing revenue and other interest income	$ 395	$ 415	$ 434	$ 444	$ 557	$ (20)	$ (162)
Interest expense	246	274	307	360	479	(28)	(233)
Net financing revenue	149	141	127	84	78	8	71
Other revenue							
Other gain/(loss) on investments, net	—	—	—	2	(495)	—	495
Gain/(loss) on mortgage and automotive loans, net	—	(27)	—	(2)	1	27	(1)
Other income, net of losses (1)	31	32	43	28	67	(1)	(36)
Total other revenue	31	5	43	28	(427)	26	458
Total net revenue	180	146	170	112	(349)	34	529
Provision for loan losses	(9)	(2)	(3)	(1)	(257)	(7)	248
Noninterest expense							
Compensation and benefits expense	242	256	227	219	267	(14)	(25)
Goodwill impairment	—	—	—	—	305	—	(305)
Other operating expense (2)	5	67	28	54	73	(62)	(68)
Total noninterest expense	247	323	255	273	645	(76)	(398)
Pre-tax income (loss)	**$ (58)**	**$ (175)**	**$ (82)**	**$ (160)**	**$ (737)**	**$ 117**	**$ 679**
Change in the fair value of equity securities (3)	—	—	—	(4)	(2)	—	2
Core OID (4)	18	17	17	16	16	1	3
Repositioning (3)	(7)	59	—	—	503	(66)	(510)
Core pre-tax income (loss) (4)	$ (47)	$ (99)	$ (65)	$ (148)	$ (221)	$ 52	$ 174
Balance Sheet (Period-End)							
Cash, trading and investment securities	$ 31,976	$ 32,408	$ 32,382	$ 32,759	$ 32,837	$ (432)	$ (861)
Loans held-for-sale, net	189	450	86	102	52	(261)	137
Consumer loans	15,288	15,579	16,253	16,582	16,944	(291)	(1,656)
Commercial loans	259	233	237	230	237	26	22
Intercompany loans (5)	(854)	(807)	(696)	(687)	(804)	(47)	(50)
Allowance for loan losses	(14)	(15)	(20)	(20)	(21)	1	7
Total finance receivables and loans, net	14,679	14,990	15,774	16,105	16,356	(311)	(1,677)
Other assets	9,122	9,481	8,552	8,053	9,483	(359)	(361)
Assets of operations held-for-sale (6)	—	—	—	—	2,440	—	(2,440)
Total assets	**$ 55,966**	**$ 57,329**	**$ 56,794**	**$ 57,019**	**$ 61,168**	**$ (1,363)**	**$ (5,202)**

Core OID Amortization Schedule (4)	**2026**	**2027**	**2028**	**2029**	**2030 & After**
Remaining Core OID amortization expense	$ 59	$ 89	$ 104	$ 122	Avg = $139/yr

(1) Includes the impact of centralized asset and liability management, corporate overhead allocation activities, consumer mortgage portfolio, Ally Invest activity, and Credit Card. Sale of Credit Card closed on 04/01/25.
(2) Other operating expenses includes corporate overhead allocated to the other business segments. Amounts of corporate overhead allocated were $315 million for 1Q26, $294 million for 4Q25, $298 million for 3Q25, $281 million for 2Q25, and $302 million for 1Q25. The receiving business segment records the allocation of corporate overhead expense within other operating expenses.
(3) For more details refer to pages 23-24.
(4) Represents a non-GAAP financial measure. For more details refer to pages 23-24.
(5) Intercompany loans related to activity between Insurance and Corporate and Other for liquidity purposes.
(6) Credit Card moved to Assets of Operations Held-For-Sale (HFS) on 03/31/25. Sale of Credit Card closed on 04/01/25.
Note: Numbers may not foot due to rounding.

13

ALLY FINANCIAL INC. CREDIT RELATED INFORMATION ($ in millions) QUARTERLY TRENDS CHANGE VS. (1) Asset Quality - Consolidated 1Q 26 4Q 25 3Q 25 2Q 25 1Q 25 4Q 25 1Q 25 Ending loan balance $ 139,890 $ 137,454 $ 134,567 $ 133,485 $ 133,229 $ 2,436 $ 6,405 30+ Accruing DPD $ 3,231 $ 3,671 $ 3,401 $ 3,224 $ 3,345 $ (440) $ 7 30+ Accruing DPD % 2 .31% 2 .67% 2 .53% 2.42% 2.51% 60+ Accruing DPD $ 846 $ 984 $ 883 $ 869 $ 883 $ (138) $ (23) 60+ Accruing DPD % 0.60% 0 .72% 0 .66% 0.65% 0 .66% Non-performing loans (NPLs) $ 1,306 $ 1,366 $ 1,353 $ 1,417 $ 1,359 $ (60) $ (111) Net charge-offs (NCOs) $ 417 $ 452 $ 395 $ 507 $ 366 $ (35) $ (90) (2) Net charge-off rate 1 .21% 1.34% 1.18% 1 .50% 1.10% Provision for loan losses $ 467 $ 487 $ 415 $ 191 $ 384 $ (20) $ 276 Allowance for loan losses (ALLL) $ 3,540 $ 3,490 $ 3,460 $ 3,398 $ 3,416 $ 50 $ 142 (3) (4) ALLL as % of Loans 2 .53% 2 .54% 2 .57% 2 .55% 2.56% (3) ALLL as % of NPLs 271% 2 55% 256% 2 40% 251% (3) ALLL as % of NCOs 2 12% 1 92% 2 19% 1 68% 234% (5) U.S. Auto Delinquencies - HFI Retail Contract $'s 30+ Delinquent contract $ $ 3,197 $ 3,630 $ 3,340 $ 3,181 $ 3,301 $ (433) $ 16 % of retail contract $ outstanding 3.69% 4 .24% 3 .93% 3 .79% 3 .91% 60+ Delinquent contract $ $ 842 $ 974 $ 877 $ 852 $ 879 $ (132) $ (10) % of retail contract $ outstanding 0 .97% 1.14% 1 .03% 1 .02% 1 .04% U.S. Auto Annualized Net Charge-Offs - HFI Retail Contract $'s Net charge-offs $ 424 $ 454 $ 399 $ 445 $ 366 $ (30) $ (21) (2) % of avg. HFI assets 1 .97% 2 .14% 1 .88% 2 .12% 1 ..75% (6) U.S. Auto Annualized Net Charge-Offs - HFI Commercial Contract $'s Net charge-offs $ — $ — $ — $ — $ — $ — $ — (2) % of avg. HFI assets — % —% (0.01)% — % (0.01) % (1) Loans within this table are classified as held-for-investment recorded at amortized cost as these loans are included in our allowance for loan losses. (2) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value, conditional repurchase loans and loans held- for-sale during the year for each loan category. (3) Excludes provision for credit losses related to our reserve for unfunded commitments. (4) ALLL coverage ratios are based on the allowance for loan losses related to loans held-for-investment excluding those loans held at fair value as a percentage of the unpaid principal balance, net of premiums and discounts. (5) Auto delinquency metrics include accruing contracts only. (6) Commercial Auto data includes Insurance advances. Note: Numbers may not foot due to rounding. 14

ALLY FINANCIAL INC.
CREDIT RELATED INFORMATION, CONTINUED

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Automotive Finance (1)							
Consumer	1Q 26	4Q 25	3Q 25	2Q 25	1Q 25	4Q 25	1Q 25
Net Charge-offs	$ 424	$ 454	$ 399	$ 366	$ 445	$ (30)	$ (21)
Allowance for loan losses	$ 3,250	$ 3,208	$ 3,186	$ 3,166	$ 3,144	$ 42	$ 106
Total consumer loans (2)	$ 86,662	$ 85,568	$ 84,994	$ 84,365	$ 83,868	$ 1,094	$ 2,794
Coverage ratio (3)	3.75%	3.75%	3.75%	3.75%	3.75%		
Commercial (4)							
Net Charge-offs	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Allowance for loan losses	$ 50	$ 48	$ 47	$ 55	$ 56	$ 2	$ (6)
Total commercial loans	$ 23,944	$ 23,151	$ 21,794	$ 21,078	$ 21,560	$ 793	$ 2,384
Coverage ratio	0.21%	0.21%	0.21%	0.26%	0.26%		
Consumer Mortgage (1)							
Net Charge-offs	$ (8)	$ (1)	$ (3)	$ —	$ (1)	$ (7)	$ (7)
Allowance for loan losses	$ 11	$ 12	$ 17	$ 17	$ 18	$ (1)	$ (7)
Total consumer loans	$ 15,311	$ 15,572	$ 16,253	$ 16,588	$ 16,963	$ (261)	$ (1,652)
Coverage ratio	0.07%	0.07%	0.10%	0.10%	0.11%		
Consumer Other - Ally Credit Card (1) (5)							
Net Charge-offs	$ —	$ —	$ —	$ —	$ 63	$ —	$ (63)
Allowance for loan losses	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Total consumer loans	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Coverage ratio	—%	—%	—%	—%	—%		
Corporate Finance (1)							
Net Charge-offs	$ 1	$ (1)	$ (1)	$ —	$ —	$ 2	$ 1
Allowance for loan losses	$ 226	$ 219	$ 207	$ 175	$ 177	$ 7	$ 49
Total commercial loans	$ 13,714	$ 12,930	$ 11,289	$ 10,968	$ 10,857	$ 784	$ 2,857
Coverage ratio	1.65%	1.69%	1.83%	1.60%	1.63%		
Corporate and Other (1)							
Net Charge-offs	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Allowance for loan losses	$ 3	$ 3	$ 3	$ 3	$ 3	$ —	$ —
Total commercial loans	$ 259	$ 233	$ 237	$ 230	$ 237	$ 26	$ 22
Coverage ratio	1.36%	1.38%	1.36%	1.36%	1.36%		

(1) ALLL coverage ratios are based on the domestic allowance as a percentage of finance receivables and loans reported at their gross carrying value, which includes the principal amount outstanding, net of unearned income, unamortized deferred fees reduced by costs on originated loans, unamortized premiums and discounts on purchased loans, unamortized basis adjustments arising from the designation of finance receivables and loans as the hedged item in qualifying fair value hedge relationships, and cumulative principal charge-offs. Excludes loans held at fair value.

(2) Includes ($23M) of fair value adjustment for loans in hedge accounting relationships in 1Q26, $7M in 4Q25, $0M in 3Q25, ($6M) in 2Q25 and ($19M) in 1Q25.

(3) Excludes ($23M) of fair value adjustment for loans in hedge accounting relationships in 1Q26, $7M in 4Q25, $0M in 3Q25, ($6M) in 2Q25 and ($19M) in 1Q25.

(4) Commercial Auto data includes Insurance advances.

(5) Sale of Credit Card closed on 04/01/25.

Note: Numbers may not foot due to rounding.

15

ALLY FINANCIAL INC. CAPITAL ($ in billions) QUARTERLY TRENDS CHANGE VS. Capital 1Q 26 4Q 25 3Q 25 2Q 25 1Q 25 4Q 25 1Q 25 Risk-weighted assets $ 155.2 $ 152.8 $ 150.7 $ 151.3 $ 153.7 $ 2.4 $ 1.5 1 0.1% 10.2% 10.1% 9.9% 9.5% Common Equity Tier 1 (CET1) capital ratio Tier 1 capital ratio 11.5% 11.7% 11.6% 1 1.4% 1 1.0 % Total capital ratio 1 3.4% 13.6% 1 3.4% 1 3.2% 12.8% (1) (2) 6.6% 6 .6% 6.6% 6 .4% 6 .0% Tangible common equity / Tangible assets (1) Tangible common equity / Risk-weighted assets 8 .4% 8 .5% 8.4% 8.0% 7.6% Shareholders’ equity $ 15.6 $ 15.5 $ 15.1 $ 14.5 $ 14.2 $ 0.1 $ 1.4 less: Certain AOCI items and other adjustments 2.4 2.5 2.4 2.7 2.7 (0.1) (0.3) Preferred equity (2.3) (2.3) (2.3) (2.3) (2.3) — — Common Equity Tier 1 capital $ 15.7 $ 15.6 $ 15.2 $ 15.0 $ 14.6 $ 0.1 $ 1.1 Common Equity Tier 1 capital $ 15.7 $ 15.6 $ 15.2 $ 15.0 $ 14.6 $ 0.1 $ 1.1 add: Preferred equity 2.3 2.3 2.3 2.3 2.3 — — less: Other adjustments (0.1) (0.1) (0.1) (0.1) (0.1) — — Tier 1 capital $ 17.9 $ 17.9 $ 17.4 $ 17.2 $ 16.9 $ — $ 1.0 Tier 1 capital $ 17.9 $ 17.9 $ 17.4 $ 17.2 $ 16.9 $ — $ 1.0 add: Qualifying subordinated debt 1.0 1.0 1.0 1.0 1.0 — — Allowance for loan and lease losses includible in Tier 2 capital and other adjustments 1.9 1.9 1.8 1.8 1.9 — — Total capital $ 20.8 $ 20.7 $ 20.3 $ 20.0 $ 19.7 $ 0.1 $ 1.1 Total shareholders' equity $ 15.6 $ 15.5 $ 15.1 $ 14.5 $ 14.2 $ 0.1 $ 1.4 less: Preferred equity (2.3) (2.3) (2.3) (2.3) (2.3) — — Goodwill and intangible assets, net of deferred tax liabilities (0.2) (0.2) (0.2) (0.2) (0.3) — 0.1 (1) Tangible common equity $ 13.1 $ 13.0 $ 12.6 $ 12.0 $ 11.6 $ 0.1 $ 1.5 Total assets $ 197.3 $ 196.0 $ 191.7 $ 189.5 $ 193.3 $ 1.3 $ 4.0 less: Goodwill and intangible assets, net of deferred tax liabilities (0.2) (0.2) (0.2) (0.2) (0.3) — 0.1 (2) Tangible assets $ 197.1 $ 195.8 $ 191.5 $ 189.3 $ 193.0 $ 1.3 $ 4.1 (1) Represents a non-GAAP financial measure. For more details refer to pages 23-24. (2) Ally defines tangible assets as total assets less goodwill and intangible assets, net of deferred tax liabilities. Note: Numbers may not foot due to rounding. 16

ALLY FINANCIAL INC. LIQUIDITY AND DEPOSITS QUARTERLY TRENDS CHANGE VS. Consolidated Available Liquidity ($ in billions) 1Q 26 4Q 25 3Q 25 2Q 25 1Q 25 4Q 25 1Q 25 (1) Liquid cash and cash equivalents $ 8.9 $ 9.7 $ 9.5 $ 10.0 $ 9.5 $ (0.8) $ (0.6) (2) Highly liquid securities 20.4 20.3 19.9 19.2 20.3 0.1 0.1 Subtotal $ 29.3 $ 30.0 $ 29.5 $ 29.2 $ 29.8 $ (0.7) $ (0.5) FHLB Unused Pledged Borrowing Capacity 9.5 9.1 10.3 10.7 11.3 0.4 (1.8) FRB Discount Window Unused Pledged Capacity 27.0 26.9 26.9 26.9 26.9 0.0 0.1 Total unused pledged capacity $ 36.5 $ 36.0 $ 37.2 $ 37.6 $ 38.2 $ 0.4 $ (1.7) Total current available liquidity $ 65.8 $ 66.1 $ 66.6 $ 66.8 $ 68.0 $ (0.3) $ (2.2) 2031 & Unsecured Long-Term Debt Maturity Profile 2026 2027 2028 2029 2030 After (3) Consolidated remaining maturities $ — $ 1.5 $ 0.8 $ 1.6 $ 0.8 $ 5.3 Ally Bank Deposits Key Deposit Statistics Average retail CD duration (months) 17.6 17.4 17.2 17.1 17.3 0.2 0.3 Average retail deposit rate 3 .26% 3 .35% 3 .48% 3 .58% 3 .75% End of Period Deposit Levels ($ in millions) Retail $ 146,132 $ 143,529 $ 141,843 $ 143,158 $ 146,069 $ 2,603 $ 63 Brokered & other 7,020 8,120 6,567 4,708 5,359 (1,100) 1,661 Total deposits $ 153,152 $ 151,649 $ 148,410 $ 147,866 $ 151,428 $ 1,503 $ 1,724 Deposit Mix Retail CD 2 3% 2 3% 24% 2 5% 2 5 % MMA/OSA/Checking 7 3% 7 1% 7 1% 72% 7 1 % Brokered & other 4% 6% 5% 3% 4% (1) May include the restricted cash accumulation for retained notes maturing within the following 30 days and returned to Ally on the distribution date. (2) Includes unencumbered UST, Agency-backed securities, and highly liquid Corporates. (3) Excludes retail notes; as of 03/31/26. Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs. Note: Numbers may not foot due to rounding. 17

ALLY FINANCIAL INC. NET INTEREST MARGIN QUARTERLY TRENDS CHANGE VS. ($ in millions) 1Q 26 4Q 25 3Q 25 2Q 25 1Q 25 4Q 25 1Q 25 Average Balance Details $ 85,858 $ 84,865 $ 84,592 $ 83,858 $ 83,701 $ 993 $ 2,157 Retail Auto Loans 8,805 8,753 8,255 7,919 7,955 52 850 Auto Lease (net of dep.) 15,466 15,956 14,771 14,570 15,324 (490) 142 Dealer Floorplan Other Dealer Loans 7,460 6,541 6,348 6,293 6,339 919 1,121 13,348 12,078 11,085 11,079 10,304 1,270 3,044 Corporate Finance (1) 15,708 16,070 16,458 16,798 17,104 (362) (1,396) Mortgage (2) Consumer Other - Ally Credit Card — — — — 2,274 — (2,274) (6) 9,100 8,983 8,465 8,888 9,345 117 (245) Cash and Cash Equivalents 29,326 29,191 28,756 28,658 28,733 135 593 Investment Securities and Other $ 185,071 $ 182,437 $ 178,730 $ 178,063 $ 181,079 $ 2,634 $ 3,992 Total Earning Assets Interest Revenue 3,106 3,160 3,162 3,109 3,153 (54) (47) (3) $ 10,654 $ 11,273 $ 11,598 $ 11,171 $ 11,797 $ (619) $ (1,143) Unsecured Debt (ex. Core OID balance) Secured Debt 2,860 2,604 1,780 1,794 2,096 256 764 (4) 151,867 149,028 147,660 148,444 150,640 2,839 1,227 Deposits 6,137 5,845 4,590 4,352 4,204 292 1,933 Other Borrowings (3) Total Funding Sources (ex. Core OID balance) $ 171,518 $ 168,750 $ 165,628 $ 165,761 $ 168,738 $ 2,768 $ 2,780 (3) Interest Expense (ex. Core OID) 1,499 1,545 1,561 1,577 1,659 (46) (160) (3) Net Financing Revenue (ex. Core OID) $ 1,607 $ 1,615 $ 1,601 $ 1,532 $ 1,494 $ (8) $ 114 Net Interest Margin (yield details) Retail Auto Loan 9.30% 9.32% 9 ..28% 9 .27% 9 .21% (0.02)% 0 .09% 9 .27% 9 .27% 9.21% 9 .19% 9 .11% — % 0.16 % Retail Auto Loan (excl. hedge impact) 5 .73% 5 .93% 6 .70% 6.88% 5.69% (0.20)% 0 .04 % Auto Lease (net of dep.) 5 .70% 5.91% 6 .42% 6.41% 6.50% (0.21) % (0.80)% Dealer Floorplan 5.94% 5.68% 5.66% 5 .64% 5 .66% 0.26% 0 .28 % Other Dealer Loans Corporate Finance 7 .43% 7 .98% 8 .59% 8.52% 8 .78% (0.55)% (1.35) % (1) 3.21% 3.13% 3 .14% 3 .17% 3.23% 0.08% (0.02)% Mortgage (2) Consumer Other - Ally Credit Card — % —% — % — % 21.16% —% (21.16)% (5) Cash and Cash Equivalents 3 .61% 3 .89% 4.28% 4.32% 4.23% (0.28) % (0.62)% 3.28% 3 .34% 3.47% 3 .50% 3 .26% (0.06) % 0.02% Investment Securities and Other Total Earning Assets 6.81% 6 .87% 7.02% 7 .00% 7 .06% (0.06) % (0.25)% (3) Unsecured Debt (ex. Core OID & Core OID balance) 6 .44% 6 .36% 6 .33% 6.42% 6.40% 0 .08% 0.04 % Secured Debt 5 .17% 5 .14% 5.41% 5.51% 5 .55% 0.03% (0.38) % (4) Deposits 3 .29% 3.38% 3.50% 3 .59% 3 .78% (0.09) % (0.49)% (6) 4 .02% 4.21% 4.26% 4.15% 4.03% (0.19) % (0.01) % Other Borrowings (3) 3 .55% 3.63% 3.74% 3.82% 3 .99% (0.08)% (0.44)% Total Funding Sources (ex. Core OID & Core OID balance) NIM (as reported) 3.48% 3.48% 3 .51% 3.41% 3 .31% — % 0.17% (3) 3 .52% 3.51% 3 .55% 3 .45% 3.35% 0.01% 0.17 % NIM (ex. Core OID & Core OID balance) (1) Mortgage loans in run-off at the Corporate and Other segment. (2) Credit card assets moved to Assets of Operations Held-for-Sale (HFS) on 3/31/25. Sale of Credit Card closed on 04/01/25. (3) Represents a non-GAAP financial measure. Excludes Core OID from interest expense and Core OID balance from Unsecured Debt. For more details refer to pages 23-24. (4) Includes retail, brokered, and other deposits. Other includes sweep deposits and other deposits. (5) Includes interest expense related to margin received on derivative contracts. Excluding this expense, annualized yields were 3.61% for 1Q26, 3.88% for 4Q25, 4.28% for 3Q25, 4.35% for 2Q25, and 4.37% for 1Q25. (6) Includes FHLB Borrowings, Repurchase Agreements and other. Note: Numbers may not foot due to rounding. 18

ALLY FINANCIAL INC. EARNINGS PER SHARE RELATED INFORMATION ($ in millions, shares in thousands) QUARTERLY TRENDS CHANGE VS. Earnings Per Share Data 1Q 26 4Q 25 3Q 25 2Q 25 1Q 25 4Q 25 1Q 25 GAAP net income (loss) attributable to common shareholders $ 291 $ 300 $ 371 $ 324 $ (253) $ (9) $ 544 (1) Weighted-average common shares outstanding - basic 310,992 310,792 310,342 309,895 309,006 200 1,985 (1) Weighted-average common shares outstanding - diluted 313,219 314,264 313,823 312,434 309,006 (1,045) 4,213 Issued shares outstanding (period-end) 307,408 308,493 307,828 307,787 307,152 (1,085) 255 (1) Net income (loss) per share - basic $ 0.94 $ 0.97 $ 1.19 $ 1.05 $ (0.82) $ (0.03) $ 1.75 (1) Net income (loss) per share - diluted $ 0.93 $ 0.95 $ 1.18 $ 1.04 $ (0.82) $ (0.03) $ 1.75 (2) Adjusted Earnings per Share ( Adjusted EPS ) Numerator GAAP net income (loss) attributable to common shareholders $ 291 $ 300 $ 371 $ 324 $ (253) $ (9) $ 544 Discontinued operations, net of tax — — — — — — — (3) Core OID 18 17 17 16 16 1 3 (4) Change in the fair value of equity securities 59 (2) (27) (35) 13 60 46 Core OID, repositioning & change in the fair value of equity securities tax (tax rate 21%) (15) (16) 2 4 (99) 1 85 (4) Repositioning (7) 59 — — 503 (66) (510) Significant discrete tax items — (18) — — — 18 — (3) Core net income attributable to common shareholders $ 346 $ 341 $ 363 $ 309 $ 179 $ 5 $ 168 Denominator Weighted-average common shares outstanding - basic or diluted as applicable 313,219 314,264 313,823 312,434 309,006 (1,045) 4,213 (2) Adjusted EPS $ 1.11 $ 1.09 $ 1.15 $ 0.99 $ 0.58 $ 0.02 $ 0.52 GAAP original issue discount amortization expense $ 19 $ 19 $ 19 $ 18 $ 18 $ 0 $ 1 Other OID (1) (2) (2) (2) (3) 0 1 (3) Core original issue discount (Core OID) amortization expense $ 18 $ 17 $ 17 $ 16 $ 16 $ 1 $ 3 GAAP outstanding original issue discount balance $ (670) $ (689) $ (708) $ (727) $ (745) $ 19 $ 75 Other outstanding OID balance 17 18 20 22 24 (1) (7) (3) Core outstanding original issue discount balance (Core OID balance) $ (653) $ (671) $ (688) $ (705) $ (721) $ 18 $ 68 GAAP Net Financing Revenue $ 1,589 $ 1,598 $ 1,584 $ 1,516 $ 1,478 $ (9) $ 111 (3) Core OID 18 17 17 16 16 1 3 (3) Net Financing Revenue (ex. Core OID) $ 1,607 $ 1,615 $ 1,601 $ 1,532 $ 1,494 $ (8) $ 114 GAAP Other Revenue $ 513 $ 525 $ 584 $ 566 $ 63 $ (12) $ 450 (4) Repositioning 0 27 — — 495 (26) (495) (4) Change in the fair value of equity securities 59 (2) (27) (35) 13 60 46 (3) Adjusted Other Revenue $ 572 $ 550 $ 557 $ 531 $ 571 $ 22 $ 1 GAAP Provision Expense $ 467 $ 487 $ 415 $ 384 $ 191 $ (20) $ 276 (4) Repositioning 7 (1) — — 306 8 (299) (3) Adjusted Provision (ex. Repositioning) $ 474 $ 486 $ 415 $ 384 $ 497 $ (12) $ (23) GAAP Noninterest Expense $ 1,235 $ 1,250 $ 1,240 $ 1,262 $ 1,634 $ (15) $ (399) (4) Repositioning and other — (31) — — (314) 31 314 (3) Adjusted Noninterest Expense $ 1,235 $ 1,219 $ 1,240 $ 1,262 $ 1,320 $ 16 $ (85) (1) Due to the antidilutive effect of the net loss attributable to common shareholders for the first quarter 2025, basic weighted average common shares outstanding were used to calculate basic or diluted earnings per share, as applicable. (2) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax- effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. See pages 23-24 for details. (3) Represents a non-GAAP financial measure. For more details refer to pages 23-24. (4) For more details refer to pages 23-24. Note: Numbers may not foot due to rounding. 19

ALLY FINANCIAL INC.

ADJUSTED TANGIBLE BOOK PER SHARE RELATED INFORMATION

($ in millions, shares in thousands)	QUARTERLY TRENDS					CHANGE VS.	
Adjusted Tangible Book Value Per Share ("Adjusted TBVPS") Information	**1Q 26**	**4Q 25**	**3Q 25**	**2Q 25**	**1Q 25**	**4Q 25**	**1Q 25**
Numerator							
GAAP shareholders' equity	**$ 15,609**	**$ 15,498**	**$ 15,117**	**$ 14,547**	**$ 14,232**	**$ 111**	**$ 1,377**
Preferred equity	(2,324)	(2,324)	(2,324)	(2,324)	(2,324)	—	—
GAAP common shareholders' equity	**$ 13,285**	**$ 13,174**	**$ 12,793**	**$ 12,223**	**$ 11,908**	**$ 111**	**$ 1,377**
Goodwill and identifiable intangibles, net of DTLs	(187)	(187)	(187)	(187)	(295)	0	108
Tangible common equity (1)	13,098	12,987	12,606	12,036	11,613	111	1,485
Tax-effected Core OID balance *(21% tax rate)* (1)	(516)	(530)	(544)	(557)	(570)	14	54
Adjusted tangible book value (2)	**$ 12,582**	**$ 12,457**	**$ 12,062**	**$ 11,479**	**$ 11,044**	**$ 125**	**$ 1,539**
Denominator							
Issued shares outstanding (period-end, thousands)	**307,408**	**308,493**	**307,828**	**307,787**	**307,152**	**(1,085)**	**255**
GAAP shareholders' equity per share	**$ 50.78**	**$ 50.24**	**$ 49.11**	**$ 47.26**	**$ 46.34**	**$ 0.54**	**$ 4.44**
Preferred equity per share	(7.56)	(7.53)	(7.55)	(7.55)	(7.57)	(0.03)	0.01
GAAP common shareholders' equity per share	**$ 43.22**	**$ 42.70**	**$ 41.56**	**$ 39.71**	**$ 38.77**	**$ 0.51**	**$ 4.45**
Goodwill and identifiable intangibles, net of DTLs per share	(0.61)	(0.61)	(0.61)	(0.61)	(0.96)	(0.00)	0.35
Tangible common equity per share (1)	42.61	42.10	40.95	39.10	37.81	0.51	4.80
Tax-effected Core OID balance *(21% tax rate)* per share (1)	(1.68)	(1.72)	(1.77)	(1.81)	(1.85)	0.04	0.18
Adjusted tangible book value per share (2)	**$ 40.93**	**$ 40.38**	**$ 39.19**	**$ 37.30**	**$ 35.95**	**$ 0.55**	**$ 4.98**

(1) Represents a non-GAAP financial measure. For more details refer to pages 23-24.
(2) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder's equity per share. Adjusted TBVPS generally adjusts common equity for (1) goodwill and identifiable intangibles, net of DTLs, and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered.
Note: Numbers may not foot due to rounding.

20

ALLY FINANCIAL INC. CORE ROTCE RELATED INFORMATION ($ in millions) unless noted otherwise QUARTERLY TRENDS CHANGE VS. Core Return on Tangible Common Equity ( Core ROTCE ) 1Q 26 4Q 25 3Q 25 2Q 25 1Q 25 4Q 25 1Q 25 Numerator GAAP net income (loss) attributable to common shareholders $ 291 $ 300 $ 371 $ 324 $ (253) $ (9) $ 544 Discontinued operations, net of tax — — — — — — — (2) Core OID 18 17 17 16 16 1 3 (2) Change in the fair value of equity securities 59 (2) (27) (35) 13 60 46 Core OID, repositioning & change in the fair value of equity (15) (16) 2 4 (99) 1 85 securities tax (tax rate 21%) (2) Repositioning (7) 59 — — 503 (66) (510) Significant discrete tax items — (18) — — — 18 — (1) Core net income attributable to common shareholders $ 346 $ 341 $ 363 $ 309 $ 179 $ 5 $ 167 Denominator (average, $ millions) GAAP shareholders' equity $ 15,554 $ 15,308 $ 14,832 $ 14,390 $ 14,068 $ 246 $ 1,486 Preferred equity (2,324) (2,324) (2,324) (2,324) (2,324) — — GAAP common shareholders' equity $ 13,230 $ 12,984 $ 12,508 $ 12,066 $ 11,744 $ 246 $ 1,486 Goodwill & identifiable intangibles, net of deferred tax liabilities ( DTLs ) (187) (187) (187) (241) (449) 0 262 Tangible common equity $ 13,042 $ 12,796 $ 12,321 $ 11,824 $ 11,295 $ 246 $ 1,748 Tax-effected Core OID balance (tax rate 21%) (523) (537) (550) (563) (576) 14 53 (1) Adjusted Tangible Common Equity $ 12,520 $ 12,260 $ 11,771 $ 11,261 $ 10,719 $ 260 $ 1,801 (3) Core Return on Tangible Common Equity 1 1.1% 1 1.1% 1 2.3% 1 1.0% 6 .7% (1) Represents a non-GAAP measure. See pages 23-24 for methodology and detail. (2) For more details see pages 23-24. (3) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for tax-effected Core OID balance. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. (1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods. (2) In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, and tax-effected Core OID balance. Note: Numbers may not foot due to rounding. 21

ALLY FINANCIAL INC. ADJUSTED EFFICIENCY RATIO RELATED INFORMATION ($ in millions) QUARTERLY TRENDS CHANGE VS. Adjusted Efficiency Ratio Calculation 1Q 26 4Q 25 3Q 25 2Q 25 1Q 25 4Q 25 1Q 25 Numerator GAAP Noninterest Expense $ 1,235 $ 1,250 $ 1,240 $ 1,262 $ 1,634 $ (15) $ (399) Insurance expense (350) (335) (374) (424) (392) (15) 42 (2) Repositioning — (31) — — (314) 31 314 Adjusted noninterest expense for the efficiency ratio $ 885 $ 884 $ 866 $ 838 $ 928 $ 1 $ (43) Denominator Total net revenue $ 2,102 $ 2,123 $ 2,168 $ 2,082 $ 1,541 $ (21) $ 561 (2) Core OID 18 17 17 16 16 1 3 Insurance revenue (378) (426) (453) (452) (394) 48 16 (2) Repositioning 0 27 — — 495 26 495 Adjusted net revenue for the efficiency ratio $ 1,742 $ 1,741 $ 1,732 $ 1,646 $ 1,658 $ 1 $ 84 (1) Adjusted Efficiency Ratio 50.8% 5 0.8% 5 0.0% 5 0.9% 56.0% (1) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense, Rep and warrant expense, and repositioning and other which is primarily related to the extinguishment of high cost legacy debt, strategic activities and significant one-time items, as applicable for respective periods. In the denominator, total net revenue is adjusted for Insurance segment revenue, Core OID, and repositioning items. See page 11 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance business. (2) For more details see pages 23-24. Note: Numbers may not foot due to rounding. 22

ALLY FINANCIAL INC. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Adjusted Tangible Common Equity. These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. 1) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 2) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) excludes change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. 3) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. (1) In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods. (2) In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring and significant other one-time items, as applicable for respective periods. 4) Adjusted noninterest expense is a non-GAAP financial measure that adjusts GAAP noninterest expense for repositioning items. Management believes adjusted noninterest expense is a helpful financial metric because it enables the reader better understand the business' expenses excluding nonrecurring items. 5) Adjusted other revenue is a non-GAAP financial measure that adjusts GAAP other revenue for OID expenses, repositioning, and change in fair value of equity securities. Management believes adjusted other revenue is a helpful financial metric because it enables the reader to better understand the business' ability to generate other revenue. 6) Adjusted Provision for Credit Losses is a non-GAAP financial measure that adjusts GAAP provision for credit losses for repositioning items. Management believes adjusted provision for credit losses is a helpful financial metric because it enables the reader better understand the business’ expenses excluding nonrecurring items. 7) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered. Note: In December 2017, tax- effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. 8) Adjusted total net revenue is a non-GAAP financial measure that management believes is helpful for readers to understand the ongoing ability of the company to generate revenue. For purposes of this calculation, GAAP net financing revenue is adjusted by excluding Core OID to calculate net financing revenue ex. core OID. GAAP other revenue is adjusted for OID expenses, repositioning, and change in fair value of equity securities to calculate adjusted other revenue. Adjusted total net revenue is calculated by adding net financing revenue ex. core OID to adjusted other revenue. 9) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 23

ALLY FINANCIAL INC. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Adjusted Tangible Common Equity. These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. 10) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. 11) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. 12) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. 13) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) change in fair value of equity securities (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre- tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. 14) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for tax-effected Core OID balance. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. (1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one- time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods. (2) In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, and tax-effected Core OID balance. 15) Investment income and other (adjusted) is a non-GAAP financial measure that adjusts GAAP investment income and other for repositioning, and the change in fair value of equity securities. Management believes investment income and other (adjusted) is a helpful financial metric because it enables the reader to better understand the business' ability to generate investment income. 16) Net financing revenue excluding core OID is calculated using a non-GAAP measure that adjusts net financing revenue by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net financing revenue ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' ability to generate revenue. 17) Net interest margin excluding core OID is calculated using a non-GAAP measure that adjusts net interest margin by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net interest margin ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' profitability and margins. 18) Repositioning is primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, amounts related to nonrecurring business transactions or pending transactions, and significant other one-time items. 19) Adjusted Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for tax-effected Core OID balance 24